Exhibit 99.1

STOCKERYALE ANNOUNCES FOURTH QUARTER AND

END-OF-YEAR FINANCIAL RESULTS FOR FISCAL 2004

Company Reports 27% Revenue Increase, Lower Operating Loss and

Positive Outlook for First Quarter

Salem, NH, March 8, 2005 — StockerYale, Inc. (NASDAQ: STKR), a leading independent provider of photonics-based products today announced its financial results for the fourth quarter and fiscal year ended December 31, 2004.

Sales for the fourth quarter 2004 totaled $4.2 million, which represents an increase of 27% compared with $3.3 million recorded in the fourth quarter of 2003. For the same period the operating loss declined from $4.0 to $3.1 million. Excluding 2004 non-recurring charges of $766,000 related to inventory adjustments, professional fees, asset impairment and other administrative costs, as well as excluding the $1.3 million asset impairment charge recorded in 2003, the fourth quarter operating loss declined 11% from $2.7 million in 2003 to $2.4 million in 2004. For the year ended December 31, 2004, sales increased 25% from $14.1 million to $17.7 million, reflecting strong illumination sales to the machine vision market in North America and Asia and higher sales in specialty fiber and lasers to the defense market.

“During 2004 we implemented those changes necessary to transition StockerYale towards profitability. We made significant progress growing the overall business, strengthening the management team, upgrading manufacturing operations, and reducing indebtedness with the stated goal of improving the Company’s overall financial performance,” said Mark W. Blodgett, chairman and chief executive officer. “The new operations management team completed process improvements in manufacturing and R&D in both our Montreal illumination and Salem specialty fiber product lines. During the second half of the year the Company incurred significant one-time expenses associated with the transfer of the Salem, N.H. illumination business to our Montreal facility as well as audit and legal expenses associated with the re-audit of 2002-03 financial statements and other legal matters. During the fourth quarter, our lighting sales slowed down due to a softening in the semiconductor market. However, we believe that the strength in our laser and fiber businesses, along with improvements introduced in 2004, will ensure improved financial performance in 2005,” Blodgett added.

Outlook

“This year is off to a good start led by our laser and specialty fiber businesses. We expect that increased sales to existing OEMs, the introduction of several new products, and improved manufacturing efficiencies will result in a meaningful improvement in operating profits beginning with the first quarter of 2005,” said Ricardo A. Diaz, chief operating officer. “We are counting on our lighting business to contribute to our top line growth during the year as reduced semiconductor inventories fuel more demand for machine vision equipment. The Company will continue to capitalize on differentiating technology capabilities that resulted in the introduction of award winning new products such as our COBRATM 500 LED Line Illuminator,” Diaz added.

Mark W. Blodgett commented, “Over the course of 2004 we took several steps to improve the quality and liquidity of our balance sheet, thereby reducing future cash interest expense and overall indebtedness. Further, in 2005 we are taking additional steps to reduce expenses throughout the organization, particularly in the area of SG&A to improve operating margins. This initiative, when combined with continued sales growth and operational efficiencies, will enable the Company to reach cash flow breakeven much more quickly.”

“The Company is continuing to benefit from long-term investments in structured light lasers, our chip-on-board LED technology and specialty fibers. While pleased with the growth in machine vision, assembly inspection, and defense markets, we continue to implement strategies to increase sales in both the defense and medical markets. Currently we are introducing products for both defense and bio-medical applications. New product applications include LEDs for dermatology, lasers for fluorescence spectroscopy and fibers for fiber optic gyroscopes (FOGs), the latter of which are utilized primarily for navigation systems in missiles, ships and satellites,” Blodgett added.

Blodgett continued, “Last fall we signed a mutual distribution and product development agreement for specialty fiber with Mitsubishi. In a relatively short time, we can report that Mitsubishi has become one of our top fiber customers. Given this initial success, we are in early stage discussions with Mitsubishi as to how we can expand this promising new relationship.”

“Specialty fibers, along with structured light lasers, represent the Company’s best long-term, profitable growth opportunity. Given higher sales expectations and our increasingly efficient operating structure, we are optimistic that we will see improvement in the Company’s financial performance throughout 2005,” concluded Blodgett.

Highlights

•	Increased 2004 revenues 25% over 2003 and continued to improve both gross and operating margins

•	Strengthened management team, including the addition of a new COO and CFO

•	Consolidated Salem illumination manufacturing into Montreal, resulting in future cost savings, improved working capital efficiency and faster product development

•	Received a six-figure laser defense order

•	Established mutual distribution and product development agreement for specialty fiber with Mitsubishi

•	Initiated development of new micro fabrication capabilities to enable production of high performance lasers

•	Strengthened balance sheet, resulting in a year-end cash position of $4.1 million versus $1.0 million the prior year

•	Received the prestigious 2004 Photonics Spectra award for advanced COBRA 500 LED Line Illuminator, developed for high-speed inspection scanning applications

To learn more about StockerYale’s capabilities, visit: www.stockeryale.com/capabilities.

Financial Review

Revenues for the year ended December 31, 2004 increased 25% from $14.1 million to $17.7 million. Sales growth was led by lasers (38% increase), specialty fiber (96%) and the Company’s Singapore subsidiary (61%). Reflecting improved product mix, gross profit for fiscal 2004 increased 55% to $4.6 million (26% gross margin) from $2.9 million (21%) in 2003. Operating expenses in fiscal 2004 declined 5% from $13.2 million to $12.6 million. Higher G & A expenses, attributable to non-recurring fourth quarter expenses, were offset by a significant reduction in asset impairment expense. The operating loss declined 22% to $8.0 million from $10.3 million in 2003.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company’s GAAP results.

About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber and phase masks for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical markets.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, visit the Company’s web site at www.stockeryale.com or contact StockerYale, Inc., at 32 Hampshire Rd., Salem, NH 03079. Call 800-843-8011, Fax 603-893-5604, Email: info@stockeryale.com.

Notice to Investors:

This press release also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company’s future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained herein do not give full weight to all the potential risks, but relate to StockerYale’s plans, objectives, and expectations, which are dependent upon a number of factors outside of StockerYale’s control including, but not limited to: uncertainty that StockerYale’s new products will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale’s ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. You should also refer to the discussion under “Certain Factors Affecting Operating Results” in StockerYale’s form 10-K for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

Consolidated Statement of Operations

($ In thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Net Sales	$4,187	$3,277	$17,653	$14,117
Cost of Sales	3,509	3,014	13,077	11,173

Gross Profit	678	263	4,576	2,944
Research & Development Expenses	940	1,017	3,385	3,664
Selling, General & Administrative Expenses	2,602	1,908	8,746	7,385
Amortization of Intangible Assets	79	83	318	322
Asset Impairment	173	1,300	173	1,905

Operating Income/(Loss)	(3,116)	(4,045)	(8,046)	(10,332)
Interest Income & Other Income/(Expense)	(225)	156	(253)	41
Warrant & Debt Acquisition Expense	755	78	3,712	210
Interest Expense	127	629	677	1,224

Pretax Income/(Loss)	(4,223)	(4,596)	(12,688)	(11,725)
Tax Provision (Benefit)	(2)	61	(2)	(75)

Net Loss	(4,221)	(4,657)	(12,686)	(11,650)

Loss Per Share	$(0.19)	$(0.32)	$(0.62)	$(0.85)
Weighed Average Shares Outstanding	22,634,824	14,647,764	20,402,552	13,707,000

Consolidated Balance Sheet

($ In thousands except per share data)

	December 31,
	2004	2003
Assets
Total Current Assets	$10,750	$7,097
Property, Plant & Equipment, Net	$18,581	$20,550
Other Assets	4,446	5,042

	$33,777	$32,689
Liabilities & Stockholders Equity
Total Liabilities	$14,196	$15,458
Stockholders Equity	19,581	17,231

Total Liabilities & Stockholders Equity	$33,777	$32,689

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